THIS DOCUMENT IS A COPY OF THE PROXY STATEMENT FILED ON MARCH 16, 1995 PURSUANT TO A RULE 201 TEMPORARY HARDSHIP EXEMPTION.



                          NOTICE OF ANNUAL MEETING
                           OF THE SHAREHOLDERS OF
                       LAKELAND FINANCIAL CORPORATION


     The annual meeting of the shareholders of Lakeland Financial
Corporation will be held on Tuesday, April 11, 1995, at 12:00 Noon (EST) at the Shrine Building located on the Kosciusko County Fairgrounds in Warsaw, Indiana. The purpose of the meeting will be: (1) to elect four (4) members of the Board of Directors; and (2) to transact such other business as may properly be brought before the meeting.

     Only shareholders of record on the Corporation's books at the close of business on February 21, 1995, will be entitled to vote at the annual meeting.

     A Proxy Statement accompanies and forms a part of this Notice. Your copy of the 1994 Annual Report is also enclosed.



                                  R. Douglas Grant
                                _____________________________
                                 (R. Douglas Grant)  President



Lakeland Financial Corporation
P.O. Box 1387
Warsaw, IN  46581-1387
(219) 267-6144




IMPORTANT - PLEASE SIGN, DATE AND MAIL YOUR PROXY PROMPTLY.


     In order to have adequate representation to assure a voting quorum at the meeting, you are urged to return your signed proxy in the enclosed envelope, which requires no postage. If you are able to attend the annual meeting, you may revoke your proxy prior to commencement of the meeting and vote in person.

                       LAKELAND FINANCIAL CORPORATION
                           202 East Center Street
                            Post Office Box 1387
                        Warsaw, Indiana  46581-1387
                               (219) 267-6144

                              PROXY STATEMENT

                      PERSONS MAKING THE SOLICITATION

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Lakeland Financial Corporation (the
"Corporation") of proxies for use at the annual meeting of shareholders of the Corporation to be held on April 11, 1995.

     Lakeland Financial Corporation owns all of the outstanding shares of Lake City Bank, Warsaw, Indiana (the "Bank"). The total expense of this solicitation will be paid by Lakeland Financial Corporation. In addition to use of the mails, proxies may be solicited personally or by telephone or telegraph by officers, directors and certain employees of the Corporation and the Bank, who will not be specially compensated for such soliciting.

     The approximate date on which this statement and accompanying form of proxy are first mailed to shareholders is March 13, 1995.


                           REVOCABILITY OF PROXY

     Any shareholder giving a proxy has the right to revoke it at any time before it is exercised. Therefore, execution of the proxy will not in any way affect the shareholder's right to vote in person if he or she attends the meeting. Revocation may be made prior to the meeting by written notice sent to the President of the Corporation at the offices of the Corporation at 202 East Center Street, P.O. Box 1387, Warsaw, Indiana, 46581-1387; or it may be done personally upon oral or written request at the annual meeting. The shares represented by proxies will be voted as instructed by the shareholders giving the proxies. In the absence of specific instructions to the contrary, proxies will be voted "FOR" the election of the nominees for directors listed.


                            VOTING OF SECURITIES

     Only shareholders of record as of February 21, 1995, will be entitled to vote. The Corporation has issued and outstanding, as its only class of voting securities, 1,438,496 shares of common stock. Each share entitles the holder thereof to one vote upon each matter to be voted upon at the annual meeting. The affirmative vote of a majority of the shares present at the annual meeting will be sufficient to elect nominees.


                             SECURITY OWNERSHIP

     As of February 1, 1995, the following persons or groups, as best known to the Corporation, were beneficial owners of more than 5 percent of the Corporation's voting securities. The sole class of voting securities is common stock.

Name and Address              Amount and Nature        Percent of
of Owners                     of Beneficial               Class
                              Ownership
----------------              -----------------        ----------

Helen Koch                    78,605 Shares (1)           5.46%
1511 Locust - Apt. 201
Elkhart, IN  46514

Lakeland Financial           136,613 Shares (2)           9.50%
Corporation 401(k)
Plan
Post Office Box 1387
Warsaw, Indiana  46581-1387

(1) This includes 78,526 shares held in the Ola Sloan Testamentary Trust for Helen Koch. This information has been supplied by the trust for which the Bank serves as trustee. Helen Koch, the beneficiary of this trust, exercises voting power but not investment power over the shares held in the trust.

(2) This information has been supplied by the Bank which serves as trustee of the Trust. Participant employees of the Corporation and the Bank exercise voting and investment power over the shares. The Bank exercises investment power over those shares not allocated to any participant account.

     As of February 1, 1995, the following table shows the number of equity shares beneficially owned by all directors and nominees naming them, and of all directors and officers as a group, not naming them. The sole class of equity securities is common stock.

Name of Individual or              Amount and Nature
  Number of Persons                 of Beneficial      Percent of
     In Group                        Ownership (1)         Class
---------------------              ------------------  ----------
W. E. Creighton                       35,040 (2)            2.44%
Anna K. Duffin                           500 (3)             (13)
L. Craig Fulmer                          200                 (13)
R. Douglas Grant                      22,476 (4)            1.56%
Jerry L. Helvey                       16,212 (5)            1.13%
Homer A. Kent                            660 (6)             (13)
J. Alan Morgan                         1,069 (7)             (13)
Richard L. Pletcher                      310 (8)             (13)
Joseph P. Prout                        3,970 (9)             (13)
Philip G. Spear                        5,940 (10)            (13)
Terry L. Tucker                        1,320                 (13)
George L. White                          660 (11)            (13)
Officers and Directors                98,301 (12)           6.83%
  as a Group
  (15) individuals
  including those
  named above)

(1) The information contained in this column is based upon information furnished to the Corporation by the persons named above and as shown on the transfer records of the Corporation. The nature of beneficial ownership for shares shown in this column, unless otherwise noted, represents sole voting and investment power.

(2) Includes 28,043 shares held by Creighton Brothers L.P., as to which Mr. Creighton shares voting and investment powers; 2,047 shares held by Mr. Creighton's Individual Retirement Account; and 990 shares held by Mr. Creighton's wife.

(3) All of which shares are owned jointly with her husband, with whom she shares voting and investment power.

(4) This includes all shares which have been allocated to Mr. Grant under the 401(k) Plan during 1994 and all prior years.

(5) Includes 12,655 shares held individually by Mr. Helvey's wife, as to which shares he disclaims any beneficial interest.

(6) Includes 440 shares held jointly with Dr. Kent's wife, with whom he shares voting and investment power.

(7) Includes 79 shares held individually by Mr. Morgan's wife, with respect to which shares Mr. Morgan disclaims any beneficial interest.

(8) Includes 100 shares held by Mr. Pletcher's Individual Retirement Account. Also included are 100 shares held by Mr. Pletcher's wife's Individual Retirement Account, with respect to which shares Mr. Pletcher disclaims any beneficial interest.

(9) Includes 1,000 shares held individually by Mr. Prout's wife, with respect to which shares Mr. Prout disclaims any beneficial interest.

(10) Includes 4,730 shares held in the Philip G. Spear Trust. Mr. Spear exercises all voting and investment power over the shares held in trust. Also included are 270 shares held by the Donna L. Spear Trust as to which he disclaims any beneficial interest. Also included are 990 shares held by Mr. Spear's Individual Retirement Account, over which he exercises voting and investment power.

(11) Includes 605 shares held jointly with Mr. White's wife, with whom he shares voting and investment power.

(12) This includes shares which have been allocated to Executive
     Officers under the 401(k) Plan during 1994 and all prior years.

(13) The named director's percentage ownership of the Corporation's equity securities is less than one percent (1%).


                           ELECTION OF DIRECTORS

     It is intended that all shares represented by proxy will be voted "FOR" the re-election of the incumbent directors listed below, unless otherwise instructed.

     The following table contains information with respect to nominees, whose terms as incumbent directors expire on April 11, 1995. The information includes service to Lake City Bank prior to the formation of Lakeland Financial Corporation.
                                                            Term
      Name              Age              Date             Expires
---------------         ---        -------------------    -------

Anna K. Duffin           61        Director since 1994      4/95

     Mrs. Duffin is active in civic affairs in the Goshen area.

L. Craig Fulmer          52        Director since 1993      4/95

     Mr. Fulmer is Chairman of Heritage Financial Group, Inc., a real estate investment and management company based in Elkhart, Indiana.

Joseph P. Prout          66        Director since 1971      4/95

     Mr. Prout is President of Owens Supermarkets, Inc., a food supermarket chain.

Terry L. Tucker          54        Director since 1988      4/95

     Mr. Tucker is President of Maple Leaf Farms, Inc., which is primarily engaged in duck production, processing and sales, although it also processes and sells other food products.


                            INCUMBENT DIRECTORS

     In addition to the foregoing incumbent directors who shall stand for election at the annual meeting April 11, 1995, the following named individuals serve on the Board of Directors.

                                                            Term
      Name              Age              Date             Expires
----------------        ---        -------------------    -------

W. E. Creighton          62        Director since 1970      4/96

     Mr. Creighton is President of Creighton Brothers, the general partner of Creighton Brothers L.P. and Crystal Lake L.P., both of which are involved in poultry and egg production and sales, although they also produce and sell other agricultural and food products.

R. Douglas Grant         61        Director since 1980      4/97

     Mr. Grant has served as President of the Bank since October, 1980 and as President of the Corporation since its formation. In January, 1993, Mr. Grant was elected as Chairman of both the Corporation and the Bank.

Jerry L. Helvey          61        Director since 1974      4/97

     Mr. Helvey is President of Helvey & Associates, Inc., a group of collection agencies.

Homer A. Kent            68        Director since 1983      4/97

     Dr. Kent has retired as President of Grace College and Grace
     Theological Seminary, where he continues to serve as a member of the faculty.

J. Alan Morgan           58        Director since 1974      4/96

     Mr. Morgan is retired.

Richard L. Pletcher      53        Director since 1992      4/97

     Mr. Pletcher is President of Pletcher Enterprises, Inc., a holding company, and its principal subsidiary corporations, Amish Acres, Inc. (a heritage resort), Pletcher Furniture Inc. (retail furniture sales) and Pletcher Apparel, Inc. (retail women's wear).

Philip G. Spear          66        Director since 1967      4/96

     Mr. Spear retired as President of W.R. Thomas Stores, Inc., during 1994.

George L. White          61        Director since 1984      4/96

     Mr. White retired as President of United Telephone Company of Indiana, Inc on December 31, 1991.

     No Director is a director of another "public corporation" (i.e. subject to the reporting requirements of the Securities Exchange Act of
1934) or of any investment company except Mr. White who is a Director of United Telephone Company of Indiana, Inc.


                             EXECUTIVE OFFICERS

     The following named individuals in addition to Mr. Grant serve as executive officers of the Corporation.

Name                      Age                          Date
-------------------       ---               ----------------------

William A. Henthorn       40                Officer since 1978

     Mr. Henthorn presently serves as an Executive Vice President of both the Corporation and the Bank and has served as Senior Vice President, Vice President, Assistant Vice President and Loan Officer of the Bank at various times since 1978.

Paul S. Siebenmorgen      45                Officer since 1980

     Mr. Siebenmorgen presently serves as an Executive Vice President of both the Corporation and the Bank and has served as Senior Vice President, Vice President, Assistant Vice President, Branch Manager, Loan Officer and Assistant Cashier of the Bank at various times since 1980.

Terry M. White            37                Officer since 1993

     Mr. White presently serves as Secretary and Treasurer of the Corporation and as Senior Vice President, Controller and Cashier of the Bank, all of which positions he assumed effective January 1, 1994. He first joined Lake City Bank as a Senior Vice President in April, 1993. Prior to joining Lake City Bank, Mr. White served as First Vice President-Chief Planning and Investment Officer of Norwest, Indiana, Fort Wayne and its predecessor Lincoln Financial Corp. from December, 1985 to March, 1993.

     There are no arrangements or understandings between any of the directors, executive officers, or any other persons pursuant to which any of the Corporation's directors or executive officers have been selected for their respective positions.

                       COMPLIANCE WITH SECTION 16(a)

     Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to the Corporation pursuant to Securities and Exchange Act Rule 16a-3(e) during its most recent fiscal year and Form 5 and amendments thereto furnished to the Corporation with respect to its most recent fiscal year, no director or executive officer failed to file on a timely basis, as disclosed in the above forms, reports required by Section 16(a) of the Securities Exchange Act of 1934.


                            DIRECTORS COMMITTEES

     The standing committees of the Board of Directors are the Audit Committee, the Loan and Investment Committee and the Trust Committee. There is no standing Nominating Committee nor Compensation Committee.

     The Audit Committee was first established during 1985. Currently, Mrs. Duffin, Mr. Pletcher, Mr. Spear, Mr. Tucker and Mr. White serve on the Audit Committee. Its duties as established by the Board of Directors are:

     1. Provide an open avenue of communications between management, the independent and internal auditors and the Board of Directors.

     2. Review annually the engagement of the independent auditors, including the scope and general extent of their review, the audit procedures to be utilized and the basis for compensation. Recommend for consideration the independent auditors to be appointed by the Board of Directors.

     3. Review at least annually the programs and functions of the internal auditors.

     4. Review and participate in the establishment of the broad scope of the joint independent internal audit program with both independent and internal auditors at least once each year and review the implementation thereof during the year.


                            DIRECTORS ATTENDANCE

     During 1994, the full Board of Directors held 12 meetings; the Audit Committee held 12 meetings; the Loan and Investment Committee held 12 meetings; and the Trust Committee held 12 meetings. No director attended less than 75% of the total number of meetings they were eligible to attend.

                           EXECUTIVE COMPENSATION

     Shown below is the compensation paid by the Corporation, and its subsidiary, for the years 1994, 1993 and 1992 to each of its executive officers in an amount exceeding $100,000.

                       SUMMARY COMPENSATION TABLE (1)

                            Annual Compensation

     (a)                   (b)        (c)        (d)          (i)
Name and                                                All other
Principal Position        Year    Salary($)   Bonus($)  Compensation($)(2)
------------------        ----    ---------   --------  ------------------

R. Douglas Grant          1994    165,000      66,000       24,012
   Chairman, President    1993    150,000      52,500       22,200
   and Chief Executive    1992    136,000      34,000       16,636
   Officer

(1) The Corporation does not maintain any Long Term Compensation Plans or programs for its executive officers.

(2) The amounts set forth in column (i) for Mr. Grant include the following:

     (a) Group Term Life Insurance Premiums Paid by the Corporation($) 1994 - 4,212
               1993 - 4,212
               1992 - 2,356


     (b) 401(k) Plan Corporation Contributions Paid by the Corporation($) 1994 - 19,800
               1993 - 17,988
               1992 - 14,280

                             PENSION PLAN TABLE

     The Corporation's defined benefit retirement plan covers all employees over 21 years of age with more than one year of service. The benefit is computed on the basis of average salary or wages for the five (5) years preceding retirement which produces the highest benefit. Normal retirement age is 65. Participants receive credit for 2-1/2% of their average salary for each year up to 20 years service. The principal benefit under the plan is a lifetime annuity for the joint lives of participants and their spouses. This amount is offset by social security benefits. On December 31, 1985, the then existing plan was terminated and the current plan was adopted effective January 1, 1986. Participants in the terminated plan were paid cash or received annuities for their earned benefits as of December 31, 1985. The amounts paid for annuities purchased as a part of the plan termination will reduce the benefits to be paid out of the new plan. Mr. Grant received annuities costing $33,286.00 as a part of the plan termination.

Remuneration                  Years of Credited Service
------------                  -------------------------

                  15        20        25        30        35
               -----------------------------------------------

100,000         37,500    50,000    50,000    50,000    50,000
125,000         46,875    62,500    62,500    62,500    62,500
150,000         56,250    75,000    75,000    75,000    75,000
175,000         65,625    87,500    87,500    87,500    87,500
200,000         75,000   100,000   100,000   100,000   100,000
225,000         84,375   112,500   112,500   112,500   112,500
250,000         93,750   125,000   125,000   125,000   125,000
275,000        103,125   137,500   137,500   137,500   137,500

     The amounts shown above include amounts payable under a Supplemental Employees Retirement Plan which is a non-qualified plan payable as a general creditor of the Corporation. In 1989, the Corporation amended its defined benefit plan and the amendments could result in highly compensated employees receiving a reduced pension benefit. The Supplemental Employee Retirement Plan did not create any new benefits, but was adopted to offset any such reduction in pension benefits.

     The salary and bonus shown in the Summary Compensation Table for Mr. Grant approximates covered compensation under the plan. Mr. Grant had 16 years of credited service at December 31, 1994.


                     COMPENSATION COMMITTEE INTERLOCKS
                                    and
                           INSIDER PARTICIPATION

     The Corporation does not have a Compensation Committee, but executive compensation is determined by the Board of Directors sitting as a Committee of the Whole. During 1994, this consisted of Messrs. Creighton, Fulmer, Grant, Helvey, Kent, Morgan, Pletcher, Prout, Spear, Tucker, White and Mrs. Duffin. Inside directors (full-time employees of the Corporation) are asked to leave the meeting during the time the Board is deliberating their compensation or that of their superiors, but inside directors do participate in evaluating and establishing the salaries of other executive officers. Mr. Grant, the President and Chief Executive Officer of the Corporation, participated during 1994 in establishing the salaries of all executive officers except his own.

                      REPORT OF THE BOARD OF DIRECTORS
                         ON EXECUTIVE COMPENSATION

     The Board of Directors sitting as a Committee of the Whole has furnished the following report on Executive Compensation.

General

     The Corporation annually reviews executive officer compensation in December with the new compensation to become effective on the following January 1. In establishing executive compensation the Board has historically divided compensation into three (3) separate components: salary, bonus and stock ownership. When fixing an individual executive officer's compensation these three (3) components are intended to work together to compensate the executive officer fairly for his services, reward the executive officer based upon the Corporation's performance during the year, and encourage the executive officer to have a personal stake in the long term success of the Corporation through stock ownership under the Corporation's 401(k) Plan.

Salary

     Executive officer salaries are established by the Board based upon a wide variety of factors, including prior years salary, duties and responsibilities, evaluations by supervisors, and salaries for comparable positions paid by similarly situated financial institutions in Indiana. When establishing the salary of executive officers other than Mr. Grant, Mr. Grant participates and makes recommendations to the Board.
Furthermore, the Board has available copies of an annual survey of financial institution salaries paid by Indiana banks published by the Indiana Banker's Association and also a salary survey prepared by Crowe, Chizek and Company. Using this information the Board establishes salaries using an informal and subjective analysis, primarily focused upon paying competitive salaries sufficient to retain the services of its executive officers without paying salaries which are significantly greater than those paid by similarly situated financial institutions. Although overall profitability of the Corporation is a factor in establishing executive officer salaries, no specific weight is given to financial performance. Likewise, consideration is given to the performance of the Corporation's stock during the past several years, but no specific weight is given to this factor. The salary paid to Mr. Grant, as President and Chief Executive Officer, during 1994 as shown in the Summary Compensation Table of the Proxy Statement was based upon the Board's satisfaction with the overall profitability of the Corporation and performance of the Corporation's stock and retaining his services for future years, without any specific reference being made to qualitative or quantitative performance factors. Similar considerations were used in establishing Mr. Grant's 1995 salary.

Bonus

     Executive officer bonuses, including Mr. Grant's, are determined by an established Executive Incentive Compensation Program which is periodically reviewed by the Board. The Bonus Program applies to all executive officers of the Corporation, as well as designated officers of the Bank. As established, the Board retains the right to modify the Program and/or withhold payment at any time. Historically, payments have not been withheld since its adoption. The Bonus Program is designed to encourage the Executive Officers to maximize the annual profits of Lake City Bank with an incentive to conserve capital. During its December 1994 review, the Board chose not to modify the Bonus Program or withhold payment for the fiscal year 1994. On December 31, 1993, the Corporation and Bank adopted provisions of Statement of Financial Accounting Standard ("SFAS") 115 which requires recognition of gain or loss on certain securities and investments held in the Bank's securities and investment portfolio at year end. For purposes of the Bonus Program, unrealized gains and losses in the securities and investment portfolio of the Bank are excluded from equity capital.

     Bonuses are computed on the Return on Investment (Shareholder's Equity). It is based upon net profit (after taxes) and includes all realized securities gains and losses (including tax effect), before payment of bonuses and contributions to the 401(k) Plan. Unless the year end Return on Investment computed on the January 1 shareholder's equity equals or exceeds 12%, no bonus is paid. Thereafter, based upon an established schedule, a percentage of each eligible officer's salary is paid as a bonus.

     As established, the Bonus Program provides that the President and Chief Executive Officer of the Corporation receives two (2) times the established percentage for his bonus and the Executive Vice Presidents receive one and one half (1 1/2) times the established percentage for their bonuses. During 1994 the Return on Investment established a 20% bonus. Since Mr. Grant's percentage is multiplied by two (2) he received a bonus equal to 40% of his base salary or $66,000.00 for 1994.

Stock Ownership

     The Corporation encourages all employees, including executive officers, to acquire its stock and participate in its long term growth. To facilitate this, the Corporation has adopted the Lakeland Financial Corporation 401(k) Plan (the "Plan") effective January 1, 1984. Under the Plan employees are eligible to redirect up to 9% of their regular basic compensation into a tax deferred Trust. All employees 21 years of age and older having more than 1 year service with the Bank or the Corporation are eligible to participate in the Plan; however, participation is voluntary. The Plan requires that the Corporation make matching contributions for participants under certain conditions described below. Corporation matching contributions are made on up to 6% of each participant's regular basic compensation. Furthermore, in those years in which the Corporation has paid a dividend to its shareholders, the Corporation will make a contribution to the Plan equal to 25% of the participant's contributions, which is allocated to participant's accounts based upon their individual contributions. All participant contributions and matching contributions are invested in Corporation stock. Additionally, the Corporation will make an extra matching contribution for those years in which the net earnings of the Corporation, before making any deductions for employee incentive plans, expressed as a percentage of the January 1 equity capital of the Corporation equal or exceed 12%, which contribution will be made according to the following schedule:

          Percentage of               Percentage Match of
          Equity Capital           Participant Contributions
          --------------           -------------------------

          12.00% to 12.99%                        25%
          13.00% to 13.99%                        50%
          14.00% to 14.99%                        75%
          15.00% to 15.99%                       100%
          16.00% to 16.99%                       125%
          17.00% to 17.99%                       150%
          Over 18%                               175%

Due to the adoption of SFAS 115 requiring the recognition of unrealized gains and losses in certain of the securities and investment portfolios, commencing in 1993, equity capital is defined as the total of the capital stock, surplus and retained earnings accounts, excluding the equity accounts relating to market valuation adjustments as defined in SFAS 115. The extra matching contributions may, at the election of each participant, be invested in any one or more of four equity and income accounts, one of which holds stock of the Corporation exclusively. All Corporation stock held by the Trust is purchased by independent agents in open market transactions and voting power is exercised by the individual participants. Participant accounts are distributed to the individual participants upon retirement and may include Corporation stock. All participants are always 100% vested in their salary redirections and become 100% vested in Corporation contributions upon retirement, disability or in accordance with the schedule shown below.

          Years of Service              401(k) Percentage Vested
          ----------------              ------------------------

          Less than 3 years                         0%
          3 years                                  20%
          4 years                                  40%
          5 years                                  60%
          6 years                                  80%
          7 years or more                         100%

The contributions made to the Plan for 1994, 1993 and 1992 on behalf of Mr. Grant are shown in footnote 2 to the Summary Compensation Table of the Proxy Statement. During 1994, a Supplemental 401(k) Plan was adopted to offset benefit reductions for highly compensated officers. This new plan did not create any new benefits and is used solely to offset required reductions in the 401(k) Plan. Contributions to the Supplemental 401(k) Plan may not be invested in Corporation stock. The highly compensated officers who participate in this Supplemental 401(k) Plan have no interest in the trust established under the plan, but are general creditors.

     Approved by the Lakeland Financial Corporation Board of Directors as of December 31, 1994.

     W.E. Creighton           Jerry L. Helvey          Joseph P. Prout
     Anna Duffin              Homer A. Kent            Philip J. Spear
     L. Craig Fulmer          J. Alan Morgan           Terry L. Tucker
     R. Douglas Grant         Richard L. Pletcher      George L. White


                          STOCK PRICE PERFORMANCE

     The Stock Price Performance Graph below shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent Lakeland Financial Corporation specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

     The graph below compares cumulative total return* of Lakeland Financial Corporation, the NASDAQ Market Index and a Peer Group Index.

THE FOLLOWING TABLE WAS PRESENTED IN GRAPH FORM IN THE PROXY MAILED TO SHAREHOLDERS.

             Lake
             City      Peer
   DATE      Bank      Group    NASDAQ
--------     ------    ------   ------

01/01/90     100.00    100.00   100.00
12/31/90      98.09     66.83    81.12
12/31/91     103.22     75.96   104.14
12/31/92     141.56    110.17   105.16
12/31/93     188.16    139.81   126.14
12/31/94     254.31    147.34   132.44

* Assumes $100 invested on January 1, 1990 and that all dividends were reinvested.

     The Peer Group selected for display in the above graph is all banks in the United States with total assets of less than one billion dollars whose equity securities were traded on an organized exchange for the last five
(5) consecutive years.

                          DIRECTORS' COMPENSATION

     During 1994 directors who were not full time employees of the Corporation, or its subsidiaries, were paid an annual fee of $4,000.00 and an additional $250.00 for each meeting of the board attended and $250.00 for each committee meeting attended. They are not eligible to participate in the 401(k) Plan or the Defined Benefit Plan. Inside directors (those who are full time employees of the Corporation or its subsidiaries) are not paid a director's fee. For 1995 the annual fee has been increased to $5,000.00.


                         INDEBTEDNESS OF MANAGEMENT

     During 1994 the Bank had extended, and expects to continue to extend, loans to its directors and officers and to their related interests. Such loans were, and will continue to be, made only upon the same terms, conditions, interest rates, and collateral requirements as those prevailing at the same time for comparable loans extended from time to time to other, unrelated borrowers. Loans to directors and officers do not and will not involve greater risks of collectability, or present other unfavorable features, than loans to other borrowers.


                       INDEPENDENT PUBLIC ACCOUNTANTS

     During 1994, Crowe, Chizek and Company again served as the Corporation's Independent Public Accountants. As of this date no determination has been made as to selection of Independent Public Accountants for 1995. As a matter of practice for the past several years, the Directors have not made a final decision on selection of Independent Public Accountants until after the completion of all audit services for the prior year. This includes portions of the Corporation's 10-K which is not completed as of the date of this proxy statement. A representative of Crowe, Chizek and Company is not expected to be present at the annual meeting of the Corporation.


                         PROPOSALS OF SHAREHOLDERS

     Any proposal which any shareholder may intend to present at the annual meeting to be held in 1996 must be received by the Corporation on or before the 16th day of November, 1995, if such proposal is to be included in the Proxy Statement and Form of Proxy pertaining to the 1996 Annual Meeting.


                                  GENERAL

     ON YOUR WRITTEN REQUEST ADDRESSED TO TERRY M. WHITE AT P.O. BOX 1387, WARSAW, INDIANA 46581-1387, A COPY OF LAKELAND FINANCIAL CORPORATION'S ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO, WILL BE PROVIDED WITHOUT CHARGE TO YOU.

     As of the date of this Proxy Statement, management knows of no matters to be brought before the annual meeting other than the review of the annual report and the election of 4 directors. If, however, further business should properly be introduced by others, proxy holders will act in accordance with their own best judgment.


                                             R. Douglas Grant
                                             (R. Douglas Grant, President)